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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Regal Cinemas, Inc. on Form S-8 (File Nos. 333-52943, 33-74634, 333-13291, and
333-13295) of our report dated February 6, 1998, on our audits of the consolidated financial statements of Regal Cinemas, Inc. as of January 2, 1997 and January 1, 1998, and for each of the three years in the period ended January 1, 1998, which report is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP


Knoxville, Tennessee
March 29, 1999